Exhibit 1.1

Execution Version

HP INC.

$500,000,000 5.400% Notes due 2030

$500,000,000 6.100% Notes due 2035

UNDERWRITING AGREEMENT

April 14, 2025

To the Representatives named in Schedule I hereto
of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

HP Inc., a Delaware corporation (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the aggregate principal amount of each of its securities identified in Schedule II hereto (collectively, the “Securities”), each to be issued under an indenture, dated as of June 17, 2020 (as amended and supplemented from time to time, including by the third supplemental indenture dated April 14, 2025 among the Company, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and others party thereto, the “Indenture”).  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms.

1.           Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)          The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Act”), and has on file with the Commission an automatic shelf registration statement (the file number of which is set forth in Schedule IV hereto), as defined in Rule 405, including a related base prospectus, on such form for the registration under the Act of the offering and sale of the Securities.  Such registration statement, including any and all amendments thereto filed prior to the Execution Time, became effective upon filing and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company.  The Company may have filed with the Commission one or more preliminary prospectuses, including a Preliminary Prospectus, in accordance with Rules 415 and 424(b), each of which has previously been furnished to you.  The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rules 430A, 430B and 424(b).  As filed, such Final Prospectus shall include all Rule 430A Information and Rule 430B Information, if any, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms that follow, when used in this agreement (this “Agreement”), shall have the meanings indicated.  The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.  The term “Applicable Time” shall mean 3:00 p.m. (Eastern Time) on April 14, 2025, or such other time as agreed to by the Company and the Representatives.  “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.  “Base Prospectus” shall mean the prospectus referred to in the preceding paragraph included in the Registration Statement at their most recent Effective Date.  “Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time that includes the Rule 430A Information and Rule 430B Information, if any, together with the Base Prospectus.  “Registration Statement” shall mean the registration statement, as amended, referred to in the preceding paragraph, including such portions of incorporated documents as are specifically incorporated by reference since the end of the fiscal year covered by the Company’s most recent Annual Report on Form 10-K, including exhibits and financial statements, and including any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of the registration statement pursuant to Rule 430A or Rule 430B, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement or statements as so amended.  “Rule 134,” “Rule 158,” “Rule 164,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Regulation S-K” refer to such rules under the Act.  “Rule 430A Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.  “Rule 430B Information” means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.  “Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Applicable Time, (ii) any Preliminary Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto (including the final term sheets, substantially in the form set forth in Schedule V hereto) and (iv) any other Free Writing Prospectuses that the parties hereto shall hereafter expressly agree in writing to be treated as part of the Disclosure Package.  “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405, used in connection with the offering of the Securities.  “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433, used in connection with the offering of the Securities.  “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the related offering and is used prior to filing of the Final Prospectus, together with the Base Prospectus.  “Well-Known Seasoned Issuer” shall mean a “well-known seasoned issuer” as defined in Rule 405.  Any reference herein to the Registration Statement, a Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include such portions of documents as are specifically incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), on or before the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, a Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the date of any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)          On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”); on the applicable Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) do not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with the Underwriter Information (as defined in Section 6(b) hereof).

(c)          (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b), Rule 457(p) and 457(r).

(d)          (i) At the time of filing of the Registration Statement, (ii) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and (iii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (iii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(e)          This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company, subject to the Enforceability Exceptions, entitled to the benefits of the Indenture.

(f)          None of the issue and sale of the Securities, the execution, delivery and performance by the Company of each of the Indenture, the Securities and this Agreement (collectively, the “Transaction Documents”), the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company, (ii) the terms of any indenture, agreement or other instrument to which the Company or its subsidiaries is a party or bound, or (iii) any law, statute, judgment, order, decree, rule, regulation or order applicable to the Company of any court, arbitrator or governmental authority or agency having jurisdiction over the Company or any of its subsidiaries, except where the conflict, breach, default, lien, charge or encumbrance of which in clause (ii) or clause (iii) above would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”).

(g)          At the Applicable Time, the Disclosure Package, when taken together as a whole, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.

(h)          No order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and no proceeding for those purposes or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission.

(i)          The Company is permitted to use each Issuer Free Writing Prospectus pursuant to Rule 164(e)(2) under the Act.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 and (ii) the Disclosure Package.

(j)          The documents incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable.

(k)          The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information required to be stated therein; and the other financial information with respect to the Company included or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby.  The interactive data in eXtensible Business Reporting Language included in each of the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(l)          Since the date of the most recent financial statements of the Company included in each of the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been any material change in the capital stock or material increase in long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in each of the Disclosure Package and the Final Prospectus.

(m)         The Company and each of its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses so as to require such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses as described in the Registration Statement, the Disclosure Package and the Final Prospectus, except to the extent that the failure to be so qualified, to be in good standing or to have such power or authority would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(n)          No consent, approval, authorization, order, registration or qualification of or with any court, arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained or made and are in full force and effect and as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters.

(o)          Except as described in each of the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject, and, to the knowledge of the Company, no such Actions are threatened or contemplated by any governmental or regulatory authority or by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(p)          Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(q)          The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(r)          Except as disclosed in each of the Disclosure Package and the Final Prospectus, (i) the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(s)           Except as disclosed in each of the Disclosure Package and the Final Prospectus, (i) the Company and its subsidiaries maintain systems of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (ii) the Company is not aware of any material weaknesses in its internal controls.

(t)          None of the Company, any of its subsidiaries, any director or officer of the Company or any of its subsidiaries, or, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws.  The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote, and which are reasonably expected to ensure, compliance with all applicable anti-bribery and anti-corruption laws.

(u)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v)          None of the Company, any of its subsidiaries, directors or officers or, to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region identified by Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) for the purpose of funding or facilitating any activities of, or business with, any person that, at the time of such funding or facilitation, to the knowledge of the Company, is the subject of Sanctions, (ii) for the purpose of funding or facilitating any activities of, or business in, any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions, except, in each case as permitted by license or exemption, or as otherwise authorized by provision of law.  The Company and its subsidiaries are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except as permitted by license or exemption, or as otherwise authorized by provision of law.

(w)          Except as otherwise disclosed in each of the Disclosure Package and the Final Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and the Company is not aware of any breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(x)          The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

2.          Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule IV hereto plus accrued interest, if any, from April 25, 2025 to the Closing Date, the respective principal amounts of each of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.           Delivery and Payment.

(a)          Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule IV hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 7 hereof (such date and time of delivery and payment for the Securities being called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer or transfers in immediately available funds to an account designated by the Company.  The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company (“DTC”).

(b)          It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Preliminary Prospectus.

4.           Agreements.

(A)        The Company agrees with the several Underwriters that:

(a)          The Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement relating to the Securities shall have become effective (if not already effective), (ii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Preliminary Prospectus, the Disclosure Package or the Final Prospectus or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.  The Company will not file or distribute any amendment to the Registration Statement, the Final Prospectus (or any supplement thereto) or any Issuer Free Writing Prospectus or Free Writing Prospectus unless the Company has afforded you the opportunity to review it prior to filing or distributing and will not file or distribute any such documents to which you reasonably and timely object.

(b)          If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company will give the Representatives prompt notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the last sentence of paragraph (a) of this Section 4(A), an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)          The Company will make generally available to the Company’s security holders, as soon as practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder, including Rule 158; provided, however, that such availability requirements shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act.

(d)          The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto (other than documents incorporated by reference therein) which shall have become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto (other than documents incorporated by reference therein) as the Representatives may reasonably request.

(e)          The Company will take such action as the Representatives may reasonably request to qualify the Securities for offer and sale under the laws of such jurisdictions as the Representatives may reasonably request, and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided, that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction or to file a consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

(f)          Until the earlier of the day on which the distribution of the Securities is completed and the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act which mature more than one year after the date hereof and which are substantially similar to the Securities, except any proposed issuances of debt securities with respect to which the Company has advised the Representatives in writing prior to the execution hereof.

(g)          The Company will not take, directly or indirectly, any action intended to result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h)          The Company will prepare a final term sheet, if required, containing a description of the Securities in compliance with Rule 164(e)(2), in a form approved by the Representatives and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(i)          If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or if it shall be necessary to supplement the Disclosure Package to comply with the Act, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and the Company will promptly file with the Commission, subject to paragraph (a) of this Section 4(A), any amendments or supplements to the Disclosure Package that will correct such statement or omission or will effect such compliance.

(j)          If there occurs an event or development as a result of which an Issuer Free Writing Prospectus would conflict with the Registration Statement, the Preliminary Prospectus or the Final Prospectus, the Company will notify promptly the Representatives.

(k)          Unless it obtains the prior written consent of the Representatives, the Company will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(A)(h) hereof; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule III hereto.  Any such Free Writing Prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(l)          The Company will give the Representatives notice of its intention to make any filing pursuant to the Exchange Act from the Execution Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

(B)         The several Underwriters agree with the Company that:

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay the costs and expenses incident to the performance of its obligations hereunder, including without limitation:

(i)          the costs of printing and producing all documents relating to the offering;

(ii)         the reasonable fees, expenses and disbursements of outside counsel for the Company and the Trustee relating to the offering;

(iii)        any fees of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings, a division of S&P Global, Inc. (“S&P”), and Fitch Ratings, Inc. relating to the rating of the Securities; and

(iv)        the fees and disbursements of Ernst & Young LLP relating to the preparation of the letters required by Section 5(e) hereof.

(b)          The several Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes or resale of any of the Securities by them and any advertising expenses in connection with any offers they make.

(c)          Notwithstanding Section 4(B)(b) hereof, if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to satisfy any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their counsel) incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(d)          Unless it obtains the prior written consent of the Company, each Representative, severally and not jointly, agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(A)(h) hereof; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Schedule III hereto.

(C)          Each of the Underwriters severally represents and warrants and agrees as set forth on Schedule VI hereto.

5.          Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates delivered by the Company pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)          The Final Prospectus, or any supplement thereto, shall have been filed in the manner and within the time period required under Rule 424(b), and any Issuer Free Writing Prospectus shall have been filed in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use, shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)          The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Company, at the request of the Company, an opinion or opinions and 10b-5 statement, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(c)          The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions and 10b-5 statement, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)          The Company shall have furnished to the Representatives a certificate signed by an officer of the Company reasonably acceptable to the Representatives, dated the Closing Date, to the effect:

(i)          the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in each case, unless otherwise waived by the Representatives;

(ii)         no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Act have been instituted or, to the Company’s knowledge, threatened; and

(iii)        since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(e)          On the date of this Agreement and at the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters dated as of such respective delivery date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus; provided, that the letters delivered shall use a “cut-off” date no more than three business days prior to each respective delivery date.

(f)          Subsequent to the respective dates of which information is given in the Registration Statement, Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement on or after the Execution Time), there shall not have been (i) any material change in the capital stock (other than upon exercise of outstanding stock options) or any significant increase in long-term debt of the Company or its subsidiaries, taken as a whole or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering, sale or the delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(g)          Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(h)          Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities or any other debt securities issued or guaranteed by the Company by Moody’s or S&P and neither Moody’s nor S&P shall have publicly announced that it has placed any of such securities under surveillance or review, or has changed its outlook with respect thereto, with negative implications, except as disclosed prior to the Execution Time.

(i)          The Securities shall be eligible for clearance and settlement through DTC.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date by the Representatives.  Notice of such termination shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, its respective affiliates, agents, directors and officers and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in any Preliminary Prospectus, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(A)(h) hereof, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other reasonable and documented out-of-pocket expenses incurred, as such expenses are incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)          Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the third paragraph, the third sentence of the fifth paragraph, and the tenth paragraph, under the heading “Underwriting” of the Final Prospectus and the Disclosure Package, constitute the only information furnished in writing by or on behalf of the several Underwriters (the “Underwriter Information”), and you, as the Representatives, confirm that such statements are correct.

(c)          Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; provided, that the failure to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure.  In case any such action is brought against any indemnified party and it notifies the indemnifying party in writing of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party or that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).  The indemnifying person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying person agrees to indemnify each indemnified person from and against any loss or liability by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity was sought hereunder by such indemnified party unless such settlement (x) includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d)          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but is insufficient for, or for any reason held by a court to be unavailable to, the Company or the Underwriters, on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) to which the Company and one or more of the Underwriters may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this subsection (d).  Notwithstanding the provisions of this subsection (d), (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate, agent, director or officer of each Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d).  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify in writing such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).  The Underwriters’ obligations to contribute pursuant to this Section 6(d) are several in proportion to their respective underwriting commitments as set forth on Schedule II hereto, and not joint.

7.          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters of that series of Securities shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto for that particular series of Securities bears to the aggregate amount of such Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of all of the Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company, except that the provisions of Sections 4(B)(a), 4(B)(b), 4(B)(c), 6, 9 and 12 hereof shall at all times be effective and shall survive such termination.  In the event of a default by any Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

8.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on The New York Stock Exchange or trading of the Company’s common stock on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iii) there shall have occurred and be continuing any major disruption of settlements of securities clearance services in the United States or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to proceed with the offering, sale or delivery of the Securities.

9.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities.  If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company and the Underwriters shall remain responsible for their respective expenses and reimbursements pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.

10.         Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them, at (i) BNP Paribas Securities Corp., 787 Seventh Avenue, 7th Floor, New York, New York 10019, Attention: Debt Syndicate Desk, Email: DL.US.Syndicate.Support@us.bnpparibas.com; (ii) BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: (212) 901-7881; and (iii) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, email: registration-syndops@ny.email.gs.com; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at HP Inc., 1501 Page Mill Road, Mailstop 1300, Palo Alto, California 94304, attention of the Chief Financial Officer; with a copy to the Chief Legal Officer & General Counsel, HP Inc., 1501 Page Mill Road, Mailstop 1300, Palo Alto, California 94304.

11.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the affiliates, agents, officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

12.         Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

13.         Arm’s-Length Transaction.  The Company acknowledges and agrees that each of the Underwriters is acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or any agent of, the Company or any other person.  Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.

14.        Acknowledgment and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any BRRD Party and the Company,

(a)          The Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(i)          the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each Underwriter subject to the Bail-In Powers of a Relevant Resolution Authority (a “BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:  (1) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of each BRRD Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (3) the cancellation of the BRRD Liability; and/or (4) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)          the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(b)          As used in this Section 14, “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation; “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule; “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation; and “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

15.          Acknowledgment and Consent to Bail-In of UK Financial Institutions.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any UK Bail-in Party and the Company,

(a)          The Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(i)          the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-In Liability of each Underwriter subject to the Bail-In Powers of the relevant UK resolution authority (a “UK Bail-In Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:  (1) the reduction of all, or a portion, of the UK Bail-In Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the UK Bail-In Liability into shares, other securities or other obligations of each UK Bail-In Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (3) the cancellation of the UK Bail-In Liability; and/or (4) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(ii)          the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(b)          As used in this Section 15, “UK Bail-in Legislation” means Part I of the UK Banking Act of 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Powers” means the powers under UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or investment under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; “UK Bail-In Liability” means a liability in respect of which the UK Bail-In Powers may be exercised.

16.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

(c)          For the purposes of this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.          Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.          Miscellaneous.

(a)          The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(b)          Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(c)          This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)          No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)          The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)          For purposes of this Agreement, (i) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405; (ii) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (iii) the term “subsidiary” has the meaning set forth in Rule 405; (iv) the term “written communication” has the meaning set forth in Rule 405.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

HP Inc.

By:	/s/ Andrea Noseda
	Name:	Andrea Noseda
	Title:	Treasurer

The foregoing Agreement is hereby
confirmed and accepted on the date
specified in Schedule IV hereto.

[Signature Page to Underwriting Agreement]

BNP Paribas Securities Corp.

By:	/s/ Rafael Ribeiro
	Name:	Rafael Ribeiro
	Title:	Managing Director

For themselves and the other several
Underwriters, if any, named in Schedule II
to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

BofA Securities, Inc.

By:	/s/ Sandeep Chawla
	Name:	Sandeep Chawla
	Title:	Managing Director

For themselves and the other several
Underwriters, if any, named in Schedule II
to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

Goldman Sachs & Co. LLC

By:	/s/ Yasmine Coupal
	Name:	Yasmine Coupal
	Title:	Managing Director

For themselves and the other several
Underwriters, if any, named in Schedule II
to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Representatives

BNP Paribas Securities Corp.

BofA Securities, Inc.

Goldman Sachs & Co. LLC

I-1

SCHEDULE II

Underwriters

5.400% Notes due 2030

Underwriter	Amount to be Purchased
BNP Paribas Securities Corp.	$58,000,000
BofA Securities, Inc.	58,000,000
Goldman Sachs & Co. LLC	58,000,000
J.P. Morgan Securities LLC	58,000,000
Wells Fargo Securities, LLC	58,000,000
Citigroup Global Markets Inc.	30,000,000
HSBC Securities (USA) Inc.	30,000,000
Morgan Stanley & Co. LLC	30,000,000
Santander US Capital Markets LLC	30,000,000
U.S. Bancorp Investments, Inc.	30,000,000
Credit Agricole Securities (USA) Inc.	11,250,000
ING Financial Markets LLC	11,250,000
SG Americas Securities, LLC	11,250,000
Standard Chartered Bank	11,250,000
CIBC World Markets Corp.	7,500,000
Loop Capital Markets LLC	7,500,000
TOTAL	$500,000,000

II-1

6.100% Notes due 2035

Underwriter	Amount to be Purchased
BNP Paribas Securities Corp.	$58,000,000
BofA Securities, Inc.	58,000,000
Goldman Sachs & Co. LLC	58,000,000
J.P. Morgan Securities LLC	58,000,000
Wells Fargo Securities, LLC	58,000,000
Citigroup Global Markets Inc.	30,000,000
HSBC Securities (USA) Inc.	30,000,000
Morgan Stanley & Co. LLC	30,000,000
Santander US Capital Markets LLC	30,000,000
U.S. Bancorp Investments, Inc.	30,000,000
Credit Agricole Securities (USA) Inc.	11,250,000
ING Financial Markets LLC	11,250,000
SG Americas Securities, LLC	11,250,000
Standard Chartered Bank	11,250,000
CIBC World Markets Corp.	7,500,000
Loop Capital Markets LLC	7,500,000
TOTAL	$500,000,000

II-2

SCHEDULE III

Schedule of Free Writing Prospectuses included in Disclosure Package

Final term sheet dated April 14, 2025 with respect to the Securities filed with the Commission pursuant to Rule 433.

III-1

SCHEDULE IV

5.400% Notes due 2030

Date of Acceptance:	April 14, 2025

Registration Statement No.:	333-277493

Purchase Price:	99.132%

Closing Date, Time and Place:	10:00 a.m., Eastern Time, April 25, 2025 at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166

6.100% Notes due 2035

Date of Acceptance:	April 14, 2025

Registration Statement No.:	333-277493

Purchase Price:	99.128%

Closing Date, Time and Place:	10:00 a.m., Eastern Time, April 25, 2025 at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166

IV-1

SCHEDULE V

Form of Final Term Sheets

Filed Pursuant to Rule 433
Issuer Free Writing Prospectus dated April 14, 2025
Relating to Preliminary Prospectus Supplement dated April 14, 2025 to Prospectus dated February 28, 2024
 Registration No. 333-277493

HP Inc.

Issuer:	HP Inc.

Anticipated Ratings:(1)	[Intentionally Omitted]

Trade Date:	April 14, 2025

Settlement Date:(2)	April 25, 2025 (T+8)

5.400% notes due 2030

Title of Securities:	5.400% notes due 2030 (the “2030 Notes”)

Maturity Date:	April 25, 2030

Principal Amount:	$500,000,000

Interest Rate:	5.400% per annum

Benchmark:	UST 4.000% due March 31, 2030

Benchmark Yield:	4.012%

Spread to Benchmark:	+145 Basis Points

Reoffer Yield:	5.462%

Price to Public (Issue Price):	99.732%

Interest Payment Dates:	Semiannually; April 25 and October 25 of each year, commencing October 25, 2025 (subject to the following business day convention).

Method of Calculation:	30/360

Optional Redemption:
At any time prior to March 25, 2030 (one month prior to maturity), make-whole redemption at Treasury Rate plus 25 basis points.  On or after March 25, 2030 (one month prior to maturity), redemption at par.

CUSIP/ISIN Nos.:	40434L AR6 / US40434LAR69

6.100% notes due 2035

Title of Securities:	6.100% notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”)

Maturity Date:	April 25, 2035

Principal Amount:	$500,000,000

Interest Rate:	6.100% per annum

Benchmark:	UST 4.625% due February 15, 2035

Benchmark Yield:	4.380%

Spread to Benchmark:	+175 Basis Points

Reoffer Yield:	6.130%

Price to Public (Issue Price):	99.778%

Interest Payment Dates:	Semiannually; April 25 and October 25 of each year, commencing October 25, 2025 (subject to the following business day convention).

Method of Calculation:	30/360

Optional Redemption:
At any time prior to January 25, 2035 (three months prior to maturity), make-whole redemption at Treasury Rate plus 30 basis points.  On or after January 25, 2035 (three months prior to maturity), redemption at par.

CUSIP/ISIN Nos.:	40434L AS4 / US40434LAS43

Denominations:	$2,000 X $1,000

Joint Book Running Managers:	BNP Paribas Securities Corp. BofA Securities, Inc. Goldman Sachs & Co. LLC J.P. Morgan Securities LLC Wells Fargo Securities, LLC

Co-Managers:
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
Morgan Stanley & Co. LLC
Santander US Capital Markets LLC
U.S. Bancorp Investments, Inc.
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
SG Americas Securities, LLC
Standard Chartered Bank
CIBC World Markets Corp.
Loop Capital Markets LLC

(1)	A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

(2)
We expect delivery of the Notes will be made against payment therefor on or about April 25, 2025, which is the eighth business day following the date hereof.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to that trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes on any date prior to the business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+8, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the related prospectus supplement if you request it by calling BNP Paribas Securities Corp. toll free at (800) 854-5674; BofA Securities, Inc at (800) 294-1322; or Goldman Sachs & Co. LLC at (866) 471-2526.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER MAIL SYSTEM.

SCHEDULE VI

Offering Restrictions

Each of the Underwriters severally and not jointly, represents, warrants and agrees it will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the Preliminary Prospectus, and any supplement thereto, any Issuer Free Writing Prospectus and the Final Prospectus or any other offering material relating to the Securities, in or from any jurisdiction, except under circumstances that will result in compliance with the applicable laws and regulations and that will not impose any obligations on the Company, except as set forth in the Underwriting Agreement to which this Schedule VI is attached.  The Underwriters also agree to abide by the following offering restrictions:

Prohibition of Sales to European Economic Area (“EEA”) Retail Investors

Each Underwriter severally and not jointly, represents, warrants and agrees that it has not offered, sold or otherwise made available and will not offer, sell, or otherwise make available any Securities to any retail investor in the EEA.  For purposes of this provision: (i) a “retail investor” means a person who is one (or more) of the following:  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97, as amended or superseded (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II, or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended or superseded (the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom (“U.K.”) Retail Investors

Each Underwriter severally and not jointly, represents, warrants and agrees that it has not offered, sold or otherwise made available and will not offer, sell, or otherwise make available any Securities to any retail investor in the UK.  For purposes of this provision: (i) a “retail investor” means a person who is one (or more) of the following:  a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA, or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

VI-1